Exhibit 99.1

"Ideas For The New Year" Investor Conference January 7, 2004 January 7, 2004

Who We Are ... Who We Are ... $1 Billion software and services company Serving automotive retailers for 77 years 5,000 associates/65,000 years automotive retailing experience #1 market share #1 in customer satisfaction Broadest portfolio of integrated solutions

Our Strong Financial Model Our Strong Financial Model Recurring revenue model Attractive margins Strong cash flow Solid balance sheet

New Vehicle Sales Pre-Owned Vehicles Business Office Service & Parts Body Shop Finance, Insurance & Accessories 12% of revenues 48% of profits 58% of revenues 13% of profits 28% of revenues 4% of profits 2% of revenues 35% of profits Opportunities Dealerships: Franchises: New Vehicles: Pre-owned: Revenue: Gross Profit: Pre-tax Margins: Employees: 25,000 53,000 / 2.1 750 600 $29 Million $3.7 Million 2.2% 50 Automotive Retailing Profile Typical Dealership

The Reynolds Generations Series 4-in-1 Integration Customer-Centric Design Best-in-Class Technology Technology Technology Technology Technology Technology

$5B opportunity; growing 8-12% Highly fragmented market Go Right Fast Our Strategy $2.5B opportunity; growing 3-5% #1 provider Protect & Extend

Contact Management LoyaltySolutions CarClient Desking ProspectManagement Internet Lead Management WebMaker X Campaign Management Services Our Growing Portfolio of CRM Solutions

Our Growth Model For illustrative purposes ... not a forecast

Company Summary Positives Excellent market position Strong financial model Management team in place Incentive plans aligned Solution portfolio strongest in years Expanding globally Challenges/Opportunities Consulting turnaround Reynolds Generations Series rollout Front-end processes / systems improvements Sales focus on "Hedgehog"